As filed with the Securities and Exchange Commission on August 11, 2021

Registration Nos. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BROOKFIELD RENEWABLE CORPORATION	BROOKFIELD RENEWABLE PARTNERS L.P.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

British Columbia, Canada	Bermuda
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

Not Applicable	Not Applicable
(IRS Employer Identification Numbers)	(IRS Employer Identification Numbers)

250 Vesey Street, 15th Floor New York, New York 10281-1023 (212) 417-7000	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3309
(Address and telephone number of registrant’s principal executive offices)	(Address and telephone number of registrant’s principal executive offices)

Brookfield Power US Holding America Co.

200 Liberty Street, 14th Floor

New York, New York 10281

(646) 992-2440

(Name, address and telephone number of agent for service of the registrants)

Copies to:

Mile T. Kurta, Esq.

Torys LLP

1114 Avenue of the Americas

New York, New York 10036

(212) 880-6000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Exchangeable Subordinate Voting Shares of Brookfield Renewable Corporation	(1)(2)	$2,500,000,000.00(3)	$272,750.00(3)
Class A Exchangeable Subordinate Voting Shares of Brookfield Renewable Corporation to be offered for resale by selling securityholders	44,813,835(2)(4)	$1,868,288,781.15(4)	$203,830.31(4)
Limited Partnership Units of Brookfield Renewable Partners L.P.	(5)(6)	— (8)	— (8)
Limited Partnership Units of Brookfield Renewable Partners L.P.	44,813,835(6)(7)	— (8)	— (8)
Total			$476,580.31

(1)

This registration statement relates to an aggregate $2,500,000,000 of class A exchangeable subordinate voting shares, no par value (“exchangeable shares”), of Brookfield Renewable Corporation (“our “company”), as may from time to time be issued in primary offerings.

(2)

Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional exchangeable shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

(3)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(4)

Calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the exchangeable shares on the New York Stock Exchange on August 9, 2021.

(5)

Represents up to $2,500,000,000 of non-voting limited partnership units (“LP units”) of Brookfield Renewable Partners L.P. (the “Partnership”) to be issued by the Partnership or to be delivered by our company or Brookfield Asset Management Inc., in each case in connection with the exchange, redemption or acquisition, as applicable, from time to time, of exchangeable shares offered or sold hereunder in primary offerings.

(6)

Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional LP units as may be issuable as a result of stock splits, stock dividends or similar transactions.

(7)

Represents 44,813,835 LP units to be issued by the Partnership or to be delivered by our company or Brookfield Asset Management Inc., in each case in connection with the exchange, redemption or acquisition, as applicable, from time to time, of exchangeable shares offered for resale by selling securityholders hereunder.

(8)	No separate registration fee is payable pursuant to Rule 457(i) under the Securities Act of 1933, as amended.

The Registrants hereby amend the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) of the Securities Act of 1933, as amended, may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated August 11, 2021

Brookfield Renewable Corporation

Brookfield Renewable Partners L.P.

Class A Exchangeable Subordinate Voting Shares of Brookfield Renewable Corporation

Limited Partnership Units of Brookfield Renewable Partners L.P.

(issuable or deliverable upon exchange, redemption or acquisition of Class A Exchangeable Subordinate Voting Shares)

Brookfield Renewable Corporation (“BEPC” or our “company”) may, from time to time, issue up to $2,500,000,000 of its class A exchangeable subordinate voting shares (the “exchangeable shares”). Each exchangeable share is exchangeable at the option of the holder for one limited partnership unit (each, a “LP unit”) of Brookfield Renewable Partners L.P. (“BEP” or the “Partnership”) (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of BEPC), as described in this prospectus. In addition, certain selling securityholders to be identified in a prospectus supplement may offer and sell up to 44,813,835 exchangeable shares from time to time, in amounts, at prices and on terms that will be determined at the time these securities are offered. We will not receive any proceeds from the sales of these exchangeable shares held by the selling securityholders.

This prospectus also relates to the underlying offer of LP units that may be issued by the Partnership or delivered by our company or Brookfield Asset Management Inc. (“Brookfield”) upon any exchange, redemption or acquisition of the exchangeable shares being offered hereunder (including, if applicable, in connection with liquidation, dissolution or winding up of our company). The Partnership has filed registration statements on Form F-3 (File Nos. 333-237996 and 333-258726) to register the issuance or delivery of LP units in connection with any such redemption, exchange or acquisition.

Each time exchangeable shares are offered hereunder, our company and the Partnership will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents our company and the Partnership incorporate by reference, before you invest in our securities.

The exchangeable shares are traded on the New York Stock Exchange (the “NYSE”) and the Toronto Stock Exchange (“TSX”) under the symbol “BEPC”. The LP units are traded on the NYSE under the symbol “BEP” and the TSX under the symbol “BEP.UN”.

An investment in our group’s (as defined herein) securities involves a high degree of risk. See “Risk Factors ” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is                     .

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that our company and the Partnership have filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf registration process, our company and the Partnership may sell the exchangeable shares in one or more offerings and certain selling securityholders to be identified in a prospectus supplement may also offer and sell exchangeable shares. This prospectus provides you with a general description of the exchangeable shares and LP units. Each time our company or the selling securityholders sell exchangeable shares hereunder, our company and the Partnership will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Before you invest, you should read both this prospectus and any applicable prospectus supplement, together with additional information incorporated by reference and described under the heading “Documents Incorporated by Reference.” This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information with respect to our group and the securities that may be offered hereunder.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any “free writing prospectus” our group has authorized to be delivered to you. Our group has not authorized anyone to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus, any prospectus supplement or any “free writing prospectus” our group may authorize to be delivered to you, as well as the information our group previously filed with the SEC, that is incorporated by reference in this prospectus or in any prospectus supplement, is accurate as of any date other than its respective date. Our group’s business, financial condition, results of operations and prospects may have changed since such dates.

Our company and the Partnership are offering to sell exchangeable shares, and are seeking offers to buy exchangeable shares, only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus, any prospectus supplement and any “free writing prospectus” and the offering of exchangeable shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus, any prospectus supplement and/or any “free writing prospectus” must inform themselves about and observe any restrictions relating to the offering and the distribution of this prospectus, any prospectus supplement and any “free writing prospectus” outside the United States. This prospectus, any prospectus supplement and any “free writing prospectus” do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless the context requires otherwise, when used in this prospectus, “we”, “us”, “our,” “our company” and “BEPC” mean Brookfield Renewable Corporation together with all of its subsidiaries and “Brookfield Renewable” or our “group” refer to the Partnership collectively with Brookfield Renewable Energy L.P. (“BRELP”), the Holding Entities, BEPC, and the Operating Entities. “Holding Entities” means BRP Bermuda Holdings I Limited, Brookfield BRP Holdings (Canada) Inc., Brookfield BRP Europe Holdings (Bermuda) Limited, Brookfield Renewable Investments Limited and any other direct or indirect wholly-owned subsidiary of BRELP created or acquired after the date of BRELP’s limited partnership agreement. “Operating Entities” means the subsidiaries of the Holding Entities which, from time to time, directly or indirectly hold, or may in the future hold, operations or assets, including any of the assets or operations held through joint ventures, partnerships and consortium arrangements. “General Partner” refers to Brookfield Renewable Partners Limited, the Partnership’s general partner. “Brookfield” refers to Brookfield Asset Management Inc. and its subsidiaries (other than Brookfield Renewable).

The financial information contained in or incorporated by reference this prospectus and any prospectus supplement, unless otherwise indicated, is presented in U.S. dollars and, unless otherwise indicated, has been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because our company is organized under the laws of British Columbia, Canada and the Partnership is formed under the laws of Bermuda, certain of the directors of our company and the General Partner as well as certain of the experts named in this prospectus are residents of Canada or another non-U.S. jurisdiction and a substantial portion of our company’s and the Partnership’s assets and the assets of those directors and experts may be located outside the United States.

Unless otherwise specified, all dollar amounts in this prospectus, any prospectus supplement and any “free writing prospectus” are expressed in U.S. dollars and references to “dollars”, “$” or “US$” are to U.S. dollars and all references to “C$” are to Canadian dollars. All references in this prospectus, any prospectus supplement and any “free writing prospectus” to “Canada” mean Canada, its provinces, its territories, its possessions and all areas subject to its jurisdiction.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and/or “free writing prospectus”, and the documents incorporated by reference herein and therein, contain certain “forward-looking statements” and “forward-looking information” within the meaning of applicable U.S. and Canadian securities laws. Forward-looking statements may include estimates, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact. Forward-looking statements in this prospectus, any prospectus supplement and/or “free writing prospectus”, and the documents incorporated by reference herein and therein, include or will include statements regarding the quality of our group’s assets and the resiliency of the cash flow they will generate, our group’s anticipated financial performance and payout ratio, future commissioning of assets, contracted nature of our group’s portfolio, technology diversification, acquisition opportunities, expected completion of acquisitions and dispositions, financing and refinancing opportunities, our company’s eligibility for index inclusion, our group’s ability to attract new investors as well as the future performance and prospects of our company and the Partnership, future energy prices and demand for electricity, economic recovery, achieving long-term average generation, project development and capital expenditure costs, energy policies, economic growth, growth potential of the renewable asset class, our group’s future growth prospects and distribution profile and our group’s access to capital. In some cases, forward looking statements can be identified by the use of words such as “plans”, “expects”, “scheduled”, “estimates”, “intends”, “anticipates”, “believes”, “potentially”, “tends”, “continue”, “attempts”, “likely”, “primarily”, “approximately”, “endeavors”, “pursues”, “strives”, “seeks”, “targets”, “believes”, or variations of such words and phrases, or statements that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. These forward-looking statements and information are not historical facts but reflect our group’s current expectations regarding future results or events and are based on information currently available to our group and on assumptions our group believes are reasonable.

Although our group believes that its anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based on reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve assumptions, known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to our group or are within its control. If a change occurs, our business, financial condition, liquidity and results of operations and our group’s plans and strategies may vary materially from those expressed in the forward-looking statements and information in this prospectus and in any prospectus supplement and/or any “free writing prospectus”, and in any of the documents incorporated by reference herein or therein.

Factors that could cause our group’s actual results to differ materially from those contemplated or implied by the forward- looking statements and information in this prospectus and any prospectus supplement include, without limitation:

•	our company’s limited operating history;

•

changes to hydrology at our group’s hydroelectric facilities, to wind conditions at our group’s wind energy facilities, to irradiance at our group’s solar facilities or to weather generally, as a result of climate change or otherwise, at any of our group’s facilities;

•	volatility in supply and demand in the energy markets;

•	our group’s inability to re-negotiate or replace expiring power purchase agreements on similar terms;

•	increases in water rental costs (or similar fees) or changes to the regulation of water supply;

•	advances in technology that impair or eliminate the competitive advantage of our group’s projects;

•	an increase in the amount of uncontracted generation in our group’s portfolio;

•	industry risks relating to the power markets in which our group operates;

•	the termination of, or a change to, the hydrological balancing pool administered by the government of Brazil;

•	increased regulation on our group’s operations;

•	concessions and licenses expiring and not being renewed or replaced on similar terms;

•	our group’s real property rights for wind and solar renewable energy facilities being adversely affected by the rights of lienholders and leaseholders that are superior to those granted to our group;

•	increases in the cost of operating our group’s plants;

•	our group’s failure to comply with conditions in, or our group’s inability to maintain, governmental permits;

•	equipment failures, including relating to wind turbines and solar panels;

•	dam failures and the costs and potential liabilities associated with such failures;

•	force majeure events;

•	uninsurable losses and higher insurance premiums;

•	adverse changes in currency exchange rates and our group’s inability to effectively manage foreign currency exposure;

•	availability and access to interconnection facilities and transmission systems;

•	health, safety, security and environmental risks;

•	energy marketing risks;

•	disputes, governmental and regulatory investigations and litigation;

•	counterparties to our group’s contracts not fulfilling their obligations;

•	the time and expense of enforcing contracts against non-performing counterparties and the uncertainty of success;

•	our group’s operations being affected by local communities;

•	fraud, bribery, corruption, other illegal acts or inadequate or failed internal processes or systems;

•	some of our group’s acquisitions may be of distressed companies, which may subject our group to increased risks, including the incurrence of legal or other expenses;

•	our group’s reliance on computerized business systems, which could expose our group to cyber-attacks;

•	newly developed technologies in which our group invests not performing as anticipated;

•	labor disruptions and economically unfavorable collective bargaining agreements;

•	our group’s inability to finance its operations due to the status of the capital markets;

•	operating and financial restrictions imposed on our group by its loan, debt and security agreements;

•	changes to our group’s credit ratings;

•	our group’s inability to identify sufficient investment opportunities and complete transactions;

•	the growth of our group’s portfolio and our group’s inability to realize the expected benefits of its transactions or acquisitions;

•	our group’s inability to develop greenfield projects or find new sites suitable for the development of greenfield projects;

•

delays, cost overruns and other problems associated with the construction and operation of generating facilities and risks associated with the arrangements our group enters into with communities and joint venture partners;

•

Brookfield’s election not to source acquisition opportunities for our group and our group’s lack of access to all renewable power acquisitions that Brookfield identifies, including by reason of conflicts of interest;

•	our group does not have control over all our operations or investments;

•	political instability or changes in government policy;

•	foreign laws or regulation to which our group becomes subject as a result of future acquisitions in new markets;

•	changes to government policies that provide incentives for renewable energy;

•	a decline in the value of our group’s investments in securities, including publicly traded securities of other companies;

•	our group is not subject to the same disclosure requirements as a U.S. domestic issuer;

•	the separation of economic interest from control within our group’s organizational structure;

•

future sales and issuances of LP units, preferred units or securities exchangeable for LP units, including the exchangeable shares, or the perception of such sales or issuances, could depress the trading price of the exchangeable shares;

•	the incurrence of debt at multiple levels within our group’s organizational structure;

•	being deemed an “investment company” under the Investment Company Act of 1940, as amended;

•	the effectiveness of our group’s internal controls over financial reporting;

•	our group’s dependence on Brookfield and the partnership and Brookfield’s significant influence over our group;

•	the departure of some or all of Brookfield’s key professionals;

•	changes in how Brookfield elects to hold its ownership interests in our group;

•	Brookfield acting in a way that is not in our group’s best interests or our shareholders;

•	the severity, duration and spread of the COVID-19 outbreak, as well as the direct and indirect impacts that the virus may have;

v

•	broader impact of climate change;

•	failure of our group’s systems technology;

•	any changes in the market price of the LP units and the exchangeable shares;

•	the redemption of the exchangeable shares by us at any time or upon notice from the holder of the class B shares of our company (the “BEPC class B shares”); and

•

other factors described in the BEPC Annual Report and the BEP Annual Report (each as defined herein in “Documents Incorporated by Reference”), including, but not limited to, those described under Item 3.D “Risk Factors” therein.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on our group’s forward-looking statements and information to make decisions with respect to an investment in our securities, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. In light of these risks, uncertainties and assumptions, the events described by our group’s forward-looking statements and information might not occur. These risks could cause our group’s actual results and our group’s plans and strategies to vary from our group’s forward-looking statements and information. We qualify any and all of our group’s forward-looking statements and information by these cautionary factors. Our group disclaims any obligation to update or revise publicly any forward-looking statements or information, whether written or oral, as a result of new information, future events or otherwise, except as required by applicable law.

WHERE YOU CAN FIND MORE INFORMATION

Our company and the Partnership are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) applicable to “foreign private issuers” (as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) and our company and the Partnership will fulfill their obligations with respect to those requirements by filing or furnishing reports with the SEC. In addition, our company and the Partnership are required to file documents filed with the SEC with the securities regulatory authority in each of the provinces and territories of Canada. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding our company, the Partnership and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. You are invited to read and copy any reports, statements or other information, other than confidential filings, that our company and the Partnership file with the Canadian securities regulatory authorities. These filings are electronically available from the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com, the Canadian equivalent of the SEC electronic document gathering and retrieval system. This information is also available on our group’s websites at https://bep.brookfield.com and https://bep.brookfield.com/bepc. The information on our group’s websites is not incorporated by reference into the Registration Statement and should not be considered a part of the Registration Statement or this prospectus, and the references to our group’s websites in the Registration Statement and this prospectus are inactive textual references only.

Our company and the Partnership are foreign private issuers, and therefore are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our group’s officers, directors and principal shareholders and unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of our group’s securities. In addition, neither our company nor the Partnership is not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, our company and the Partnership intend to file with the SEC, as soon as practicable, and in any event within four months after the end of each fiscal year, annual reports on Form 20-F or Form 40-F, as applicable, containing financial statements audited by an independent public accounting firm. Our company and the Partnership also intend to furnish quarterly reports on Form 6-K containing unaudited interim financial information for each of the first three quarters of each fiscal year.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows our company and the Partnership to “incorporate by reference” into this prospectus certain documents that our company and the Partnership file with or furnish to the SEC. This means that our company and the Partnership can disclose important information to you by referring to those documents. Any reports filed by our company and the Partnership with the SEC after the date of this prospectus and before the date that the offering of exchangeable shares by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

The following documents, which have been filed with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference in this prospectus:

1.	our company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on February 26, 2021 (the “BEPC Annual Report”);

2.

the Partnership’s Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on February 26, 2021 (the “BEP Annual Report”), including the description of the LP units and any amendment or report filed for purposes of updating such description;

3.	the Partnership’s Current Report on Form 6-K, filed with the SEC on August 5, 2021 (Exhibits 99.2 and 99.3 only);

4.	our company’s Current Report on Form 6-K, filed with the SEC on August 5, 2021 (Exhibits 99.1 and 99.2 only); and

5.

the description of our exchangeable shares as set forth in our registration statement on Form 8-A, filed with the SEC on June 29, 2020, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

All annual reports filed by our company and the Partnership with the SEC on Form 20-F or Form 40-F, as applicable, and any Form 6-K filed or furnished by our company and the Partnership that is identified in such form as being incorporated by reference into the registration statement of which this prospectus forms a part, in each case, subsequent to the date of this prospectus and prior to the termination of this offering, are incorporated by reference into this prospectus as of the date of the filing of such documents. Our company and the Partnership shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to our company or the Partnership, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, excluding exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to:

Brookfield Renewable Partners L.P.

Corporate Secretary

73 Front Street, 5th Floor

Hamilton HM 12

Bermuda

Telephone: (441) 294-3309

-or-

Brookfield Renewable Corporation

Investor Relations

250 Vesey Street, 15th Floor

New York, New York 10281

Telephone: (212) 417-7000

Any statement contained in this prospectus, any prospectus supplement, any “free writing prospectus” or in a document incorporated or deemed to be incorporated by reference in this prospectus, any prospectus supplement or any “free writing prospectus” shall be deemed to be modified or superseded, for the purposes of this prospectus, any prospectus supplement or any “free writing prospectus”, as the case may be, to the extent that a statement contained in this prospectus, any prospectus supplement, any “free writing prospectus” or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference in this prospectus, any prospectus supplement or any “free writing prospectus”, as the case may be, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus, any prospectus supplement or any “free writing prospectus”, as the case may be.

SUMMARY

The Offer and Expected Timetable

Our company and certain selling securityholders may offer and sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) up to $2,500,000,000 of exchangeable shares and up to 44,813,835 exchangeable shares, respectively. The actual offer per security will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

The exchangeable shares are listed on the NYSE and the TSX under the symbol “BEPC.” The LP units are listed on the NYSE under the symbol “BEP” and the TSX under the symbol “BEP.UN”.

Brookfield Renewable Corporation

Our company is a Canadian corporation incorporated on September 9, 2019 under the laws of British Columbia and was established to be an alternative investment vehicle for investors who prefer owning securities through a corporate structure. The exchangeable shares are listed on the TSX and the NYSE under the symbol “BEPC”. The exchangeable shares were distributed to existing unitholders of the Partnership pursuant to a special distribution completed on July 30, 2020 (the “Special Distribution”). While our operations are primarily located in the United States, Brazil, Colombia, and Europe, shareholders will, on economic terms, have exposure to all regions that the Partnership operates in as a result of the exchange feature attaching to the exchangeable shares, whereby our company has the option to meet an exchange request by delivering cash or an LP unit.

Our company’s registered and head office is 250 Vesey Street, 15th Floor, New York, New York, 10281, and our telephone number is (212) 417-7000.

For additional information, please refer to the BEPC Annual Report.

Brookfield Renewable Partners L.P.

The Partnership is a Bermuda exempted limited partnership that was established on June 27, 2011 under the provisions of the Bermuda Partnership Acts. BEP’s registered and head office is 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda, and its telephone number is (441) 294-3304.

The Partnership operates one of the world’s largest publicly traded, pure-play renewable power platforms. Brookfield Renewable’s portfolio consists of hydroelectric, wind, solar and storage facilities in North America, South America, Europe and Asia, and totals over 20,000 megawatts of installed capacity and an approximately 31,000 megawatt development pipeline. The LP units are listed on the NYSE and the TSX.

For additional information, please refer to the BEP Annual Report.

RISK FACTORS

An investment in our group’s securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors incorporated by reference from the BEP Annual Report and the BEPC Annual Report, and the other information incorporated by reference in this prospectus, as updated by our group’s subsequent filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference, and those described in the applicable prospectus supplement. The risks and uncertainties described therein and herein are not the only risks and uncertainties our group faces. For more information see “Where You Can Find More Information” and “Documents Incorporated by Reference.”

REASON FOR THE OFFER AND USE OF PROCEEDS

Unless stated otherwise in the applicable prospectus supplement accompanying this prospectus, we expect to use the net proceeds of the sale of the exchangeable shares for general corporate purposes. The actual application of proceeds from the sale of any particular offering of exchangeable shares covered by this prospectus will be described in the applicable prospectus supplement relating to the offering. In the case of a sale by a selling securityholder, neither our company nor the Partnership will receive any of the proceeds from such sale.

SELLING SECURITYHOLDERS

This prospectus also relates to the possible resale or other disposition by certain selling securityholders, that are indirect wholly-owned subsidiaries of Brookfield and which will be identified in a prospectus supplement, of up to 44,813,835 exchangeable shares initially acquired by the selling securityholders in connection with the Special Distribution.

Further, in accordance with the Rights Agreement (as defined herein), in the event that, on the applicable specified exchange date with respect to any subject exchangeable shares sold pursuant to this prospectus, (i) our company has not satisfied its obligations under our company’s articles (“our articles”) by delivering the LP unit amount or its cash equivalent amount and (ii) the Partnership has not, upon its election in its sole and absolute discretion, acquired such subject exchangeable shares from the holder thereof and delivered the LP unit amount or the cash equivalent amount, Brookfield will satisfy, or cause to be satisfied, the obligations pursuant to our articles to exchange such subject exchangeable shares for the LP unit amount or its cash equivalent. If Brookfield satisfies the exchange obligation, it will acquire such exchangeable shares.

As of August 6, 2021, Brookfield beneficially owned 308,051,190 LP units, or 59.9% of the outstanding LP units, based on 274,944,130 LP units outstanding, and assuming the exchange of the 194,487,939 redeemable/exchangeable partnership units of BRELP beneficially owned by Brookfield and 44,813,835 exchangeable shares beneficially owned by Brookfield. Through Brookfield’s ownership of LP units, the redeemable/exchangeable partnership units of BRELP and exchangeable shares, it has an effective economic interest in the Partnership of approximately 48.0%, on a fully-exchanged basis (assuming the exchange of all issued and outstanding redeemable/exchangeable partnership units of BRELP and exchangeable shares).

As of August 6, 2021, assuming the maximum number of LP units are delivered to holders of outstanding exchangeable shares in accordance with the terms of the Rights Agreement, Brookfield would beneficially own 180,658,031 LP units, or 28.2%, of the outstanding LP units (assuming the exchange of all issued and outstanding redeemable/exchangeable partnership units of BRELP and exchangeable shares). The percentage assumes that all exchange requests of exchangeable shares are satisfied in reliance on the secondary exchange rights and no LP units are delivered by our company or the Partnership in satisfaction of exchange requests of the exchangeable shares. Our company and the Partnership currently intend to satisfy any exchange requests on the exchangeable shares through the delivery of LP units rather than cash.

CAPITALIZATION

Each prospectus supplement will include information on our company’s and the Partnership’s capitalization.

DESCRIPTION OF EXCHANGEABLE SHARES

The following description of the exchangeable shares sets forth certain general terms and provisions of exchangeable shares. As of August 6, 2021, there were 172,206,840 exchangeable shares outstanding. This description is in all respects subject to and qualified in its entirety by applicable law and the provisions of our articles. Through the rights and governance structures described in this prospectus, each exchangeable share is intended to provide its holder with an economic return that is equivalent to that of a LP unit. Consequently, we expect that the market price of the exchangeable shares will be impacted by the market price of the LP units and the combined business performance of our company, the Partnership and their respective subsidiaries as a whole. For a more detailed description of the exchangeable shares and the share capital of our company, please refer to the BEPC Annual Report, as updated by our subsequent filings with the SEC that are incorporated herein by reference.

Voting

Except as otherwise expressly provided in our articles or as required by law, each holder of exchangeable shares will be entitled to receive notice of, and to attend and vote at, all meetings of the shareholders of our company. Each holder of exchangeable shares will be entitled to cast one vote for each exchangeable share held at the distribution record date for determination of shareholders entitled to vote on any matter. Except as otherwise expressly provided in our articles or as required by law, the holders of exchangeable shares and BEPC class B shares will vote together and not as separate classes.

Holders of exchangeable shares hold an aggregate 25% voting interest in our company.

Dividends

The holders of exchangeable shares will be entitled to receive dividends as and when declared by the our company’s board of directors subject to the special rights of the holders of all classes and series of the preferred shares of our company and any other shares ranking senior to the exchangeable shares with respect to priority in payment of dividends. It is expected that each exchangeable share will receive identical dividends to the distributions paid on each LP unit. Additionally, pursuant to the equity commitment agreement between our company and the Partnership, the Partnership has agreed that it will not declare or pay any distribution on the LP units if on such date our company does not have sufficient funds or other assets to enable the declaration and payment of an equivalent dividend on exchangeable shares.

Subject to the prior rights of holders of all classes and series of the preferred shares of our company at the time outstanding having prior rights as to dividends, and in preference to the class C shares of our company (the “BEPC class C shares”), each exchangeable share will entitle its holder to cumulative dividends per share in a cash amount equal in value to (i) the amount of any distribution made on a LP unit multiplied by (ii) the conversion factor (which is currently one, subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership) determined in accordance with our articles and in effect on the date of declaration of such dividend (the “BEPC exchangeable dividend”). See “ —Exchange by Holder—Adjustments to Reflect Certain Capital Events” below. The record and payment dates for the dividends on the exchangeable shares, to the extent not prohibited by applicable law, shall be the same as the record and payment dates for the distributions upon the LP units.

If the full amount of a BEPC exchangeable dividend is not declared and paid concurrently with a distribution on the LP units, then the undeclared or unpaid amount of such BEPC exchangeable dividend shall accrue and accumulate (without interest), whether or not our company has earnings, whether or not there are funds legally available for the payment thereof and whether or not such BEPC exchangeable dividend has been declared or authorized. Any BEPC exchangeable dividend payment made shall first be credited against the earliest accumulated but unpaid exchangeable dividends due which remain payable (“unpaid accrued dividends”). All BEPC exchangeable dividends shall be paid prior and in preference to any dividends or distributions on BEPC class B or BEPC class C shares. The holders of exchangeable shares shall not be entitled to any dividends from our company other than the BEPC exchangeable dividends.

Exchange by Holder

Holders of exchangeable shares have the right to exchange all or a portion of their exchangeable shares for one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or BEP as described below in “—Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the date that the request for exchange is received by our company’s transfer agent (or if not a trading day, the next trading day thereafter) plus all unpaid accrued dividends, if any (the form of payment to be determined at the sole election of our group). In the event the Partnership ceases to be a publicly listed entity, the value of a LP unit will be determined by (i) the last available bid price from an independent source such as an over-the-counter market or an independent investment banking firm; or (ii) if (i) is not applicable, then the amount that a holder of a LP unit would receive upon the liquidation of the Partnership and sale of its assets in accordance with the terms of its partnership agreement. Holders of exchangeable shares that hold such shares through a broker must contact their brokers to request an exchange on their behalf. Holders of exchangeable shares that are registered holders must contact the transfer agent and follow the process described below.

Each holder of exchangeable shares who wishes to exchange one or more of his or her exchangeable shares for LP units or its cash equivalent is required to complete and deliver a notice of exchange in the form available from our company’s transfer agent. Upon receipt of a notice of exchange, our company shall, within ten (10) business days after the date that the notice of exchange is received by our company’s transfer agent, deliver to the tendering holder of exchangeable shares, in accordance with instructions set forth in the notice of exchange, one LP unit per exchangeable share held (subject to adjustments in the event of certain dilutive or other capital events by our company or the Partnership as described below in “—Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the date that the request for exchange is received by our company’s transfer agent (or if not a trading day, the next trading day thereafter) plus all unpaid accrued dividends, if any (the form of payment to be determined at the sole election of our group). Upon completion of the exchange of any exchangeable shares as described herein, the holder of exchangeable shares who has exchanged its exchangeable shares will have no further right, with respect to any exchangeable shares so exchanged, to receive any dividends on exchangeable shares with a record date on or after the date on which such exchangeable shares are exchanged.

Notwithstanding the paragraph above, when a notice of exchange has been delivered to each of our company and the Partnership (and, until such time as the Rights Agreement is terminated, to Brookfield) by our company’s transfer agent on behalf of a tendering holder of exchangeable shares, our company will promptly, and in any event, within one (1) business day after receipt thereof, deliver to each of Brookfield and the Partnership a written notification of their receipt of such notice of exchange setting forth the identity of the holder of exchangeable shares who wishes to exchange such exchangeable shares and the number of exchangeable shares to be exchanged. The Partnership may elect to satisfy its exchange obligation by acquiring all of the tendered exchangeable shares in exchange for one LP unit per exchangeable share held (subject to adjustments in the event of certain dilutive or other capital events by our company or the Partnership as described below in “—Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the date that the request for exchange is received by our company’s transfer agent (or if not a trading day, the next trading day thereafter) plus all unpaid accrued dividends, if any (the form of payment to be determined at the sole election of our group). If the Partnership elects to satisfy its exchange obligation, it shall, within three (3) business days from the receipt of the holder’s notice of exchange, provide written notice to our company and Brookfield of its intention to satisfy the exchange obligation and shall satisfy such obligation within ten (10) business days from the date that the notice of exchange is received by our company’s transfer agent by delivering to such holder of exchangeable shares the LP units or its cash equivalent. Unitholders of the

Partnership are not entitled to vote on the Partnership’s exercise of the overriding call right described in the preceding sentences.

In the event that a tendering holder of exchangeable shares has not received the number of LP units or its cash equivalent (the form of payment to be determined by our company or the Partnership in each of their sole discretion) in satisfaction of the tendered exchangeable shares, then such tendering holder of exchangeable shares will be entitled to receive the equivalent of such cash amount or LP units amount from Brookfield pursuant to the rights agreement (the “Rights Agreement”) between Brookfield and Wilmington Trust, National Association (the “rights agent”) until July 30, 2027 (and as will be automatically renewed for successive periods of two years, unless Brookfield provides the rights agent with written notice of termination in accordance with the terms of the Rights Agreement). See Item 7.B “Related Party Transactions—Rights Agreement” in the BEPC Annual Report for a further description of the Rights Agreement. In this scenario, the tendered exchangeable shares will be delivered to the rights agent in exchange for the delivery of the equivalent of the cash amount or LP units amount from a collateral account of Brookfield administered by the rights agent. The Partnership has agreed to indemnify Brookfield for certain liabilities under applicable securities laws concerning selling securityholders, in connection with any LP units delivered by Brookfield pursuant to the Rights Agreement.

No Fractional LP units. No fractional LP units will be issued or delivered upon exchange of exchangeable shares. In lieu of any fractional LP units to which the tendering holder of exchangeable shares would otherwise be entitled at our group’s election, our group will pay an amount in cash equal to the LP unit value on the trading day immediately preceding the exchange date multiplied by such fraction of a LP unit.

Conversion of Tendered Exchangeable Shares. The Partnership is entitled at any time to have any or all exchangeable shares acquired by the Partnership converted into BEPC class C shares on a one-for-one basis. With each acquisition by the Partnership of exchangeable shares and/or the election by the Partnership to convert these acquired shares to BEPC class C shares, the Partnership’s indirect ownership interest in our company will increase.

Adjustments to Reflect Certain Capital Events. The conversion factor (which is currently one) will be subject to adjustment in accordance with the our articles to reflect certain capital events, including (i) if the Partnership and/or our company declares or pays a distribution to its unitholders consisting wholly or partly of LP units or a dividend to its shareholders in exchangeable shares, as applicable, without a corresponding distribution or dividend, as applicable, being declared or paid by the other entity; (ii) if the Partnership and/or our company splits, subdivides, reverse-splits or combines its outstanding LP units or exchangeable shares, as applicable, without a corresponding event occurring at the other entity; (iii) if the Partnership and/or our company distributes any rights, options or warrants to all or substantially all holders of its LP units or exchangeable shares to convert into, exchange for or subscribe for or to purchase or to otherwise acquire LP units or exchangeable shares (or other securities or rights convertible into, exchangeable for or exercisable for LP units or exchangeable shares), as applicable, without a corresponding distribution of rights, options or warrants by the other entity; (iv) if the Partnership distributes to all or substantially all holders of LP units evidences of its indebtedness or assets (including securities) or rights, options or warrants to convert into, exchange for or subscribe for or to purchase or to otherwise acquire such securities, but excluding all distributions where a comparable distribution (or the cash equivalent) is made by our company; or (v) if the Partnership or one of its subsidiaries makes a payment in respect of a tender or exchange offer for the LP units (but excluding for all purposes any exchange or tender offer to exchange LP units for exchangeable shares or any other security economically equivalent to LP units), to the extent that the cash and value of any other consideration included in the payment per LP unit exceeds certain thresholds.

Redemption by Issuer

Our company’s board of directors has the right upon sixty (60) days’ prior written notice to holders of exchangeable shares to redeem all of the then outstanding exchangeable shares at any time and for any reason, in its sole discretion and subject to applicable law, including without limitation following the occurrence of any of the following redemption events: (i) the total number of exchangeable shares outstanding decreases by 50% or more over any twelve-month period; (ii) a person acquires 90% of the LP units in a take-over bid (as defined by applicable securities law); (iii) unitholders of the Partnership approve an acquisition of the Partnership by way of arrangement or amalgamation; (iv) unitholders of the Partnership approve a restructuring or other reorganization of the Partnership; (v) there is a sale of all or substantially all of the Partnership’s assets; (vi) there is a change of law (whether by legislative, governmental or judicial action), administrative practice or interpretation, or a change in circumstances of our company and the shareholders of our company, that may result in adverse tax consequences for our company or the shareholders of our company; or (vii) tour company’s board of directors, in its sole discretion, concludes that the unitholders of the Partnership or holders of exchangeable shares are adversely impacted by a fact, change or other circumstance relating to our company. For greater certainty, unitholders of the Partnership do not have the ability to vote on such redemption and the decision of our company’s board of directors to redeem all of the then outstanding exchangeable shares will be final. In addition, the holder of BEPC class B shares may deliver a notice to our company specifying a redemption date upon which our company shall redeem all of the then outstanding exchangeable shares, and upon sixty (60) days’ prior written notice from our company to holders of the exchangeable shares and without the consent of holders of exchangeable shares, our company shall be required to redeem all of the then outstanding exchangeable shares on such redemption date, subject to applicable law.

Upon any such redemption event, the holders of exchangeable shares shall be entitled to receive pursuant to such redemption one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “ —Exchange by Holder—Adjustments to Reflect Certain Capital Events”) plus all unpaid accrued dividends, if any.

Notwithstanding the foregoing, upon any redemption event, the Partnership may elect to acquire all of the outstanding exchangeable shares in exchange for one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “—Exchange by Holder—Adjustments to Reflect Certain Capital Events”). Partnership unitholders are not entitled to vote on the Partnership’s exercise of the overriding call right described in the preceding sentences.

Liquidation

Upon any liquidation, dissolution or winding up of our company, and subject to the prior rights of holders of all classes and series of preferred shares of our company and any other class of shares of our company ranking in priority or ratably with the exchangeable shares and after the payment in full to any holder of exchangeable shares that has submitted a notice of the exercise of the exchange rights described above or any holder of BEPC class C shares that has submitted a notice of Class C retraction at least ten (10) days prior to the date of the liquidation, dissolution or winding up (or in the case of the BEPC class B shares, thirty (30) days prior to the date of the liquidation, dissolution or winding up), the holders of exchangeable shares shall be entitled to one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “—Exchange by Holder—Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the trading day immediately preceding announcement of such liquidation, dissolution or winding up (the form of payment to be determined at the election of our company). If, upon any such liquidation, dissolution or winding up, the assets of our company are insufficient to make such payment in full, then the assets of our company will be distributed among the holders of exchangeable shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled to receive.

Notwithstanding the foregoing, upon any liquidation, dissolution or winding up of our company, the Partnership may elect to acquire all of the outstanding exchangeable shares for one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “—Exchange by Holder—Adjustments to Reflect Certain Capital Events”) plus all unpaid accrued dividends, if any. The acquisition by the Partnership of all the outstanding exchangeable shares will occur on the day prior to the effective date of the liquidation, dissolution or winding up of our company. Partnership unitholders are not entitled to vote on the Partnership’s exercise of the overriding call right described in the preceding sentences.

Automatic Redemption upon Liquidation of the Partnership

Upon any liquidation, dissolution or winding up of the Partnership, including where substantially concurrent with a liquidation, dissolution or winding up of our company, all of the then outstanding exchangeable shares may be automatically redeemed by our company, in its sole absolute and discretion, on the day prior to the liquidation, dissolution or winding up of the Partnership. In such case each holder of exchangeable shares shall be entitled to one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “—Exchange by Holder—Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the trading day immediately preceding the announcement of such redemption plus all unpaid accrued dividends, if any (the form of payment to be determined at the election of our company).

Notwithstanding the foregoing, upon any such redemption, the Partnership may elect to acquire all of the outstanding exchangeable shares in exchange for one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “— Exchange by Holder—Adjustments to Reflect Certain Capital Events”) plus all unpaid accrued dividends, if any. The acquisition by the Partnership of all the outstanding exchangeable shares will occur on the day prior to the effective date of the liquidation, dissolution or winding up of the Partnership. Partnership unitholders are not entitled to vote on the Partnership’s exercise of the overriding call right described in the preceding sentences.

Conversion to BEPC Class C Shares

The Partnership, or any of its controlled subsidiaries, is entitled to convert each held exchangeable share to a BEPC class C share on a one-for-one basis.

Book-Based System

The exchangeable shares may be represented in the form of one or more fully registered share certificates held by, or on behalf of, CDS Clearing and Depository Services Inc. (“CDS”) or DTC, as applicable, as custodian of such certificates for the participants of CDS or DTC, registered in the name of CDS or DTC or their respective nominee, and registration of ownership and transfers of the exchangeable shares may be effected through the book-based system administered by CDS or DTC, as applicable.

Treatment of Exchangeable Shares in Connection with a Takeover Bid, Issuer Bid or Tender Offer

The exchangeable shares are not LP units and will not be treated as LP units for purposes of the application of applicable Canadian and U.S. rules relating to takeover bids, issuer bids and tender offers. LP units and exchangeable shares are not securities of the same class. As a result, holders of exchangeable shares will not be entitled to participate in an offer or bid made to acquire LP units, unless such offer is extended to holders of exchangeable shares and holders of LP units will not be entitled to participate in an offer or bid made to acquire exchangeable shares, unless such offer is extended to holders of LP units. In the event of a takeover bid for LP units, a holder of exchangeable shares who would like to participate would be required to tender his or her exchangeable shares for exchange, in order to receive a LP unit, or the cash equivalent, at the election of our group, pursuant to the exchange right. If an issuer tender offer or issuer bid is made for the LP units at a price in excess of the market price of the LP units and a comparable offer is not made for the exchangeable shares, then the conversion factor for the exchangeable shares may be adjusted. See “ —Exchange by Holder—Adjustments to Reflect Certain Capital Events” for more information on the circumstances in which adjustments may be made to the conversion factor.

Approval Rights

Any amendment or modification that would reasonably be expected to impact the economic equivalence of a exchangeable share with a LP unit requires the affirmative vote of holders of a majority of the outstanding exchangeable shares not held by Brookfield, voting as a class or, in the event that there is more than one non-overlapping director of our company, the approval of a majority of such non-overlapping directors.

Transfer Restrictions

No holder of exchangeable shares shall transfer to any person such number of exchangeable shares such that, after giving effect to the transfer, the transferee, together with its affiliates, would hold a direct and/or indirect interest in voting securities carrying 10% or more of the voting rights attached to all voting securities of our company without the prior approval of the Federal Energy Regulatory Commission, to the extent required.

Choice of Forum for Securities Act Claims

Our articles provide that unless our company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. In the absence of this provision, under the Securities Act, U.S. federal and state courts have been found to have concurrent jurisdiction over suits brought to enforce duties or liabilities created by the U.S. Securities Act. This choice of forum provision will not apply to suits brought to enforce duties or liabilities created by the Exchange Act and could be found to be inapplicable or unenforceable if it is challenged in a legal proceeding or otherwise.

DESCRIPTION OF LIMITED PARTNERSHIP UNITS

The LP units are non-voting limited partnership interests in the Partnership. The Partnership is authorized to issue an unlimited number of LP Units. As of August 6, 2021, there were 274,944,130 LP units outstanding (or 469,432,069 LP units assuming the exchange of all of the redeemable/exchangeable partnership units of BRELP held by Brookfield and its subsidiaries (other than Brookfield Renewable) and 641,638,909 LP units assuming the exchange of all of the outstanding redeemable/exchangeable partnership units of BRELP and exchangeable shares). The redeemable/exchangeable partnership units of BRELP are subject to a redemption-exchange mechanism pursuant to which LP units may be issued in exchange for redeemable/exchangeable partnership units of BRELP on a one for one basis. The LP Units are listed on the NYSE under the symbol “BEP” and on the TSX under the symbol “BEP.UN”.

For more detailed information on the LP units and the limited partnership agreement of the Partnership, see “Item 10.B—Memorandum and Articles of Association—Description of Our LP Units, Preferred Units and the Amended and Restated Limited Partnership Agreement of BEP” in the BEP Annual Report and the other information incorporated by reference in this prospectus, as updated by the Partnership’s subsequent filings with the SEC that are incorporated herein by reference.

Withdrawal and Return of Capital Contributions

Holders of the LP units are not entitled to the withdrawal or return of capital contributions in respect of LP units, except to the extent, if any, that distributions are made to such holders pursuant to the limited partnership agreement or upon the liquidation of the Partnership as described in the BEP Annual Report or as otherwise required by applicable law.

Priority

Except to the extent expressly provided in the limited partnership agreement, a holder of LP units will not have priority over any other holder of the LP units, either as to the return of capital contributions or as to profits, losses or distributions.

No Pre-emptive and Redemption Rights

Unless otherwise determined by the General Partner, in its sole discretion, holders of LP units will not be granted any pre-emptive or other similar right to acquire additional interests in the Partnership. In addition, holders of the LP units do not have any right to have their LP units redeemed by the Partnership.

No Management or Control

The Partnership’s limited partners, in their capacities as such, may not take part in the management or control of the activities and affairs of the Partnership and do not have any right or authority to act for or to bind the Partnership or to take part or interfere in the conduct or management of the Partnership. Limited partners are not entitled to vote on matters relating to the Partnership, although holders of the LP units are entitled to consent to certain matters as described in the limited partnership agreement of the Partnership which may be effected only with the consent of the holders of the percentages of outstanding LP units specified in the partnership agreement. Each LP unit shall entitle the holder thereof to one vote for the purposes of any approvals of holders of LP units.

Choice of Forum for Securities Act Claims

The Partnership’s limited partnership agreement provides that unless the Partnership consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. This choice of forum provision will not apply to suits brought to enforce duties or liabilities created by the Exchange Act and could be found to be inapplicable or unenforceable if it is challenged in a legal proceeding or otherwise.

PLAN OF DISTRIBUTION

Our company and certain selling securityholders may sell exchangeable shares to or through underwriters or dealers. The distribution of exchangeable shares may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices. In connection with the sale of exchangeable shares, underwriters may receive compensation from our company and the Partnership or the selling securityholders or from purchasers of exchangeable shares for whom they may act as agents in the form of concessions or commissions.

Each prospectus supplement relating to the offering of exchangeable shares will set forth the terms of the offering, including the names of any underwriters or agents, the purchase price or prices of the offered securities, the proceeds to us from the sale of the offered securities, the underwriting discounts and commissions and any discounts, commissions and concessions allowed or reallowed or paid by any underwriter to other dealers.

Under agreements which may be entered into by our company, the Partnership, the selling securityholders and the underwriters, dealers and agents who participate in the distribution of our exchangeable shares may be entitled to indemnification by us against certain liabilities, including liabilities under securities legislation in several of the provinces and territories of Canada and in the United States, or to contribution with respect to payments which those underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

The exchangeable shares to be offered by our company pursuant to this prospectus will be a new issue of securities. Certain broker-dealers may make a market in our exchangeable shares but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in our exchangeable shares or as to the liquidity of the trading market for such securities.

Selling securityholders may use this prospectus in connection with the resale of exchangeable shares. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the exchangeable shares they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of such securities. Our group will not receive any proceeds from sales by selling securityholders.

In connection with any underwritten offering of our exchangeable shares, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of such securities offered at levels above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

Our company is incorporated under the laws of British Columbia, Canada and the Partnership is formed under the laws of Bermuda. A substantial portion of our company’s and the Partnership’s assets are located outside of Canada and the United States and certain of the directors of the General Partner, as well as certain of the experts named in this prospectus, may be residents of jurisdictions outside of Canada and the United States. The Partnership has expressly submitted to the jurisdiction of the Ontario courts, and our company and the Partnership have appointed an agent for service of process in Ontario and in the United States. However, it may be difficult for investors to effect service within Ontario or elsewhere in Canada or the United States upon those directors and experts who are not residents of Canada or the United States, as applicable. Investors are advised that it may also not be possible for investors to enforce judgments obtained in Canada or the United States against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada or the United States, even if the party has appointed an agent for service of process. Furthermore, it may be difficult to realize upon or enforce in Canada or the United States any judgment of a court of Canada or the United States against the Partnership, the directors of the General Partner or the experts named in this prospectus since a substantial portion of the Partnership’s assets and the assets of such persons may be located outside of Canada and the United States.

The ability to effect service of process and the enforcement by investors of civil liabilities under the U.S. federal securities laws may be affected adversely by the fact that our company is incorporated under the laws of the Province of British Columbia, that some or all of their officers and directors may be residents of Canada, that some or all of the underwriters or experts named in the registration statement may be residents of Canada and that all or a substantial portion of the assets of our company and such persons may be located outside the United States.

The Partnership has been advised by counsel that there is no treaty in force between Canada and Bermuda or the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a Canadian or U.S. judgment would be capable of being the subject of enforcement proceedings in Bermuda against the Partnership, the directors of the General Partner or the experts named in this prospectus depends on whether the Canadian or U.S. court that entered the judgment is recognized by a Bermuda court as having jurisdiction over the Partnership, the directors of the General Partner or the experts named in this prospectus, as determined by reference to Bermuda conflict of law rules. The courts of Bermuda would likely recognize as a valid, final and conclusive judgment in personam in respect of a judgment obtained in a Canadian or U.S. court pursuant to which a debt or definitive sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) as long as (i) the court had proper jurisdiction over the parties subject to the judgment and had jurisdiction to give the judgment as a matter of Bermuda law; (ii) the court did not contravene the rules of natural justice of Bermuda; (iii) the judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of Bermuda; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and (vi) the Canadian or U.S. judgment (being a foreign judgment) does not conflict with a prior Bermuda judgment.

In addition to and irrespective of jurisdictional issues, Bermuda courts will not enforce a provision of Canadian or U.S. federal securities laws that is either penal in nature or contrary to public policy. It is the advice of the Partnership’s Bermuda counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be enforced by a Bermuda court. Specified remedies available under the laws of Canadian or U.S. jurisdictions, including specified remedies under Canadian securities laws or U.S. federal securities laws, would not likely be available under Bermuda law or enforceable in a Bermuda court, as they may be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against the Partnership, the directors of the General Partner or the experts named in this prospectus in the first instance for a violation of Canadian securities laws or U.S. federal securities laws because these laws have no extraterritorial application under Bermuda law and do not have force of law in Bermuda.

LEGAL MATTERS

The validity of the exchangeable shares offered by this prospectus will be passed upon by McMillan LLP, British Columbia counsel to our company. The validity of the LP units issuable upon exchange, redemption or acquisition of the exchangeable shares offered pursuant to this prospectus and other matters of Bermuda law will be passed upon for the Partnership by Appleby (Bermuda) Limited.

EXPERTS

The consolidated financial statements of the Partnership, incorporated in this prospectus by reference from the BEP Annual Report, and the effectiveness of the Partnership’s internal control over financial reporting, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been so incorporated herein by reference in reliance upon the reports of such firm given on their authority as experts in accounting and auditing.

The consolidated financial statements of our company, incorporated in this prospectus by reference from the BEPC Annual Report have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been so incorporated herein by reference in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

The offices of Ernst & Young LLP are located at Ernst & Young Tower, 100 Adelaide Street West, Toronto, ON M5H 0B3.

EXPENSES

The following are the estimated expenses of the offering of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by our company.

SEC registration fee		$476,580.31
Blue sky fees and expenses		**
NYSE and TSX listing fees		**
Transfer agent fees		**
Printing costs		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**

Total	$	**

**	To be provided by a prospectus supplement or as an exhibit to a Current Report on Form 6-K that is incorporated by reference into this registration statement.

Brookfield Renewable Corporation

Brookfield Renewable Partners L.P.

Class A Exchangeable Subordinate Voting Shares of Brookfield Renewable Corporation

Limited Partnership Units of Brookfield Renewable Partners L.P.

(issuable or deliverable upon exchange, redemption or acquisition of Class A Exchangeable Subordinate Voting Shares)

PROSPECTUS

                     , 2021

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 8.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Brookfield Renewable Partners L.P.

The sections of the Annual Report on Form 20-F of Brookfield Renewable Partners L.P. (the “Partnership”) for the year ended December 31, 2020 entitled “Item 6.A. Directors and Senior Management—Our Master Services Agreement—Indemnification and Limitations on Liability,” “Item 7.B. Related Party Transactions—Indemnification Arrangements,” “Item 10.B. Memorandum and Articles of Association—Description of Our LP Units, Preferred Units and the Amended and Restated Limited Partnership Agreement of BEP—Indemnification; Limitations on Liability,” and “Item 10.B. Memorandum and Articles of Association—Description of the Amended and Restated Limited Partnership Agreement of BRELP—Indemnification; Limitations on Liability” include disclosure relating to the indemnification of certain of the Partnership’s affiliates and the directors and officers of the Partnership’s general partner and the Partnership’s service providers and are incorporated by reference herein.

Brookfield Renewable Corporation

The sections of the Annual Report on Form 20-F of Brookfield Renewable Corporation (our “company” and together with the Partnership, the “Registrants”) for the year ended December 31, 2020 entitled “Item 6.A. Directors and Senior Management—The Master Services Agreement—Indemnification and Limitations on Liability,” “Item 6.C. Board Practices—Indemnifications and Limitations on Liability”, and “Item 7.B. Related Party Transactions—Indemnification Arrangements” include disclosure relating to the indemnification of certain of our company’s affiliates and the directors and officers of our company and our company’s service providers and are incorporated by reference herein.

Articles

Under the articles and notice of articles of our company, we company will, to the fullest extent permitted by law, indemnify any present or former director or officer of our company (or a person serving as a director, officer, trustee, employee or agent of another corporation at our company’s request), who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action while acting in such capacity, for all liability and loss suffered (including, without limitation, any judgments, fines, or penalties and amounts paid in settlement) and expenses (including attorneys’ fees and disbursements), actually and reasonably incurred. Our company may enter into agreements with any such person to provide such indemnification. The right to indemnification includes the right to be paid by our company the expenses (including attorneys’ fees) incurred by such person in defending any such proceeding in advance of its final disposition, such that the advances are paid by our company within sixty (60) days after the receipt by our company of a statement or statements from the claimant requesting such advance or advances from time to time (and subject to filing a written request for indemnification pursuant to the articles).

Our company will not indemnify any present or former director or officer of our company for acts of bad faith, fraud, willful misfeasance, gross negligence, knowing violation of law or reckless disregard of the director’s duties or for any act for which indemnification is specifically prohibited under the Business Corporations Act (British Columbia) (“BCBCA”).

Insurance

Our company has the benefit of insurance coverage under which the directors of our company are insured, subject to the limits of the policy, against certain losses arising from claims made against such directors by reason of any acts or omissions covered under the policy in their respective capacities as directors of our company, including certain liabilities under securities laws.

Master Services Agreement

Under the master services agreement, under which our company is included as a service recipient (the “Master Services Agreement”), the Service Providers (as defined in the Master Services Agreement) have not assumed and will not assume any responsibility other than to provide or arrange for the provision of the services called for thereunder in good faith and will not be responsible for any action that the service recipients take in following or declining to follow the advice or recommendations of the Service Providers. The maximum amount of the aggregate liability of the Service Providers or any of their affiliates, or of any director, officer, employee, contractor, agent, advisor or other representative of the Service Providers or any of their affiliates, will be equal to the base management fee previously paid by the service recipients in the two most recent calendar years pursuant to the Master Services Agreement. The service recipients have also agreed to indemnify each of the Service Providers, Brookfield Asset Management Inc. and their directors, officers, agents, members, partners, shareholders and employees to the fullest extent permitted by law from and against any claims, liabilities, losses, damages, costs or expenses (including legal fees) incurred by an indemnified person or threatened in connection with our company’s respective businesses, investments and activities or in respect of or arising from the Master Services Agreement or the services provided by the Service Providers, except to the extent that the claims, liabilities, losses, damages, costs or expenses are determined to have resulted from the indemnified person’s bad faith, fraud or willful misconduct, or in the case of a criminal matter, action that the indemnified person knew to have been unlawful. In addition, under the Master Services Agreement, to the fullest extent permitted by law, the indemnified persons will not be liable to the service recipients except for conduct that involved bad faith, fraud, willful misconduct, gross negligence or in the case of a criminal matter, action that the indemnified person knew to have been unlawful.

BCBCA

Under the BCBCA, our company may indemnify a present or former director or officer or a person who acts or acted at our company’s request as a director or officer of an associated corporation, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, regulatory or investigative action or other proceeding in which he or she is involved by reason of being or having been a director or officer of our company or such other entity and provided that the director or officer acted honestly and in good faith with a view to the best interests of our company or the associated corporation, as the case may be, and, in the case of a criminal, administrative, regulatory, or investigative action or proceeding that is enforced by a monetary penalty, such director or officer had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with an action by or on behalf of our company or such other entity to procure a judgment in its favor only with court approval. A director or officer is entitled to indemnification from our company as a matter of right if he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done and fulfilled the conditions set forth above.

***

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrants have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9. EXHIBITS

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit	Description

1.1*	Form of Underwriting Agreement.

3.1(1)	Certificate of Registration of Brookfield Renewable Energy Partners L.P., dated June 29, 2011

3.2(1)	Certificate of Deposit of Supplementary Certificate of Brookfield Renewable Energy Partners L.P., dated August 29, 2011.

3.3(1)	Certificate of Deposit of Supplementary Certificate of Brookfield Renewable Energy Partners L.P., dated December 21, 2011.

3.4(1)	Certificate of Deposit of Supplementary Certificate of Brookfield Renewable Energy Partners L.P., dated May 11, 2012.

3.5(2)	Certificate of Deposit of Supplementary Certificate of Brookfield Renewable Partners L.P., dated May 4, 2016.

3.6(1)	Certificate of Deposit of Memorandum of Increase of Share Capital, dated November 23, 2011.

3.7(3)	Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated May 3, 2016.

3.8(4)	First Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated May 25, 2016.

3.9(5)	Second Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated February 14, 2017.

3.10(6)	Third Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated January 16, 2018.

3.11(7)	Fourth Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated February 28, 2019.

3.12(8)	Fifth Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated March 11, 2019.

3.13(10)	Sixth Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated February 24, 2020.

3.14(11)	Seventh Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated July 28, 2020.

3.15(1)	Articles of Incorporation of Brookfield Renewable Partners Limited.

3.16(1)	Form 13 Amending the Registered Office of Brookfield Renewable Partners Limited.

3.17(9)	Bye-laws of Brookfield Renewable Partners Limited.

3.18(11)	Articles of Brookfield Renewable Corporation.

4.1(12)	Rights Agreement, dated as of July 30, 2020, by and between Brookfield Asset Management Inc. and Wilmington Trust, National Association.

4.2(12)	Registration Rights Agreement by and between Brookfield Renewable Corporation, Brookfield Renewable Partners L.P. and Brookfield Asset Management Inc.

4.3(12)	Equity Commitment Agreement, dated as of July 30, 2020, by and among Brookfield BRP Holdings (Canada) Inc., Brookfield Renewable Corporation and Brookfield Renewable Partners L.P.

5.1	Opinion of McMillan LLP, as to certain matters of British Columbia law.

5.2	Opinion of Appleby (Bermuda) Limited, as to certain matters of Bermuda law.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of McMillan LLP (included in the opinion filed as Exhibit 5.1).

23.4	Consent of Appleby (Bermuda) Limited (included in the opinion filed as Exhibit 5.2).

24.1	Powers of Attorney (included in the signature page).

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference, if applicable.
(1)

Filed as an exhibit to the Partnership’s Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013, and incorporated herein by reference.

(2)	Filed as an exhibit to the Partnership’s Form 6-K on May 4, 2016, and incorporated herein by reference.
(3)	Filed as an exhibit to the Partnership’s Form 6-K on May 6, 2016, and incorporated herein by reference.
(4)	Filed as an exhibit to the Partnership’s Form 6-K on May 26, 2016, and incorporated herein by reference.
(5)	Filed as an exhibit to the Partnership’s Form 6-K on February 14, 2017, and incorporated herein by reference.
(6)	Filed as an exhibit to the Partnership’s Form 6-K on January 17, 2018, and incorporated herein by reference.
(7)	Filed as an exhibit to the Partnership’s Form 6-K on February 28, 2019, and incorporated herein by reference.
(8)	Filed as an exhibit to the Partnership’s Form 6-K on March 11, 2019, and incorporated herein by reference.
(9)	Filed as an exhibit to the Partnership’s 2015 Form 20-F on February 26, 2016, and incorporated herein by reference.
(10)	Filed as an exhibit to the Partnership’s Form 6-K on February 24, 2020, and incorporated herein by reference.
(11)	Filed as an exhibit to the Partnership’s Form 6-K on July 29, 2020, and incorporated herein by reference.
(12)	Filed as an exhibit to our company’s Form 6-K on August 3, 2020, and incorporated herein by reference.

ITEM 10.	UNDERTAKINGS

(a) The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

(5) That for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date; and

(6) That, for the purpose of determining liability of the Registrants under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES OF BROOKFIELD RENEWABLE CORPORATION

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Canada on August 11, 2021.

BROOKFIELD RENEWABLE CORPORATION

By:	/s/ Jennifer Mazin
Name:	Jennifer Mazin
Title:	General Counsel and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Connor Teskey, Wyatt Hartley and Jennifer Mazin, and each of them, as attorneys-in-fact with full power of substitution for him or her in any and all capacities to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of class A exchangeable subordinate voting shares of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the registration statement on Form F-3 to be filed with the Securities and Exchange Commission with respect to such class A exchangeable subordinate voting shares, to any and all amendments or supplements to such registration statement, whether such amendments or supplements are filed before or after the effective date of such registration statement, to any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to any and all instruments or documents filed as part of or in connection with such registration statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such registration statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on August 11, 2021.

Signature	Title
/s/ Connor Teskey Connor Teskey	Chief Executive Officer (Principal Executive Officer)

/s/ Wyatt Hartley Wyatt Hartley	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Jeffrey Blidner Jeffrey Blidner	Director

/s/ Scott Cutler Scott Cutler	Director

/s/ Nancy Dorn Nancy Dorn	Director

/s/ Eleazar de Carvalho Filho Eleazar de Carvalho Filho	Director

/s/ David Mann David Mann	Director

/s/ Lou Maroun Lou Maroun	Director

/s/ Sachin Shah Sachin Shah	Director

/s/ Stephen Westwell Stephen Westwell	Director

/s/ Patricia Zuccotti Patricia Zuccotti	Director

SIGNATURES OF BROOKFIELD RENEWABLE PARTNERS L.P.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on August 11, 2021.

BROOKFIELD RENEWABLE PARTNERS L.P., by its general partner, BROOKFIELD RENEWABLE PARTNERS LIMITED

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

Each person whose signature appears below constitutes and appoints Connor Teskey, Wyatt Hartley, Jennifer Mazin, Gregory Morrison, Gregory McConnie, James Bodi, and Jane Sheere, and each of them, as attorneys-in-fact with full power of substitution for him or her in any and all capacities to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of limited partnership units of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the registration statement on Form F-3 to be filed with the Securities and Exchange Commission with respect to such limited partnership units, to any and all amendments or supplements to such registration statement, whether such amendments or supplements are filed before or after the effective date of such registration statement, to any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to any and all instruments or documents filed as part of or in connection with such registration statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such registration statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 11, 2021.

Signature	Title
/s/ Connor Teskey Connor Teskey	Chief Executive Officer of its service provider, BRP Energy Group L.P. (Principal Executive Officer)

/s/ Wyatt Hartley Wyatt Hartley	Chief Executive Officer of its service provider, BRP Energy Group L.P. (Principal Executive Officer)

/s/ Jeffrey Blidner Jeffrey Blidner	Chairman of the Board of Directors

/s/ Scott Cutler Scott Cutler	Director

/s/ Nancy Dorn Nancy Dorn	Director

/s/ David Mann David Mann	Director

/s/ Lou Maroun Lou Maroun	Director

/s/ Sachin Shah Sachin Shah	Director

/s/ Stephen Westwell Stephen Westwell	Director

/s/ Patricia Zuccotti Patricia Zuccotti	Director

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Brookfield Renewable Corporation and Brookfield Renewable Partners L.P. in the United States, on this 11th day of August, 2021.

BROOKFIELD POWER US HOLDING AMERICA CO.

By:	/s/ Stephen Gallagher
Name: Stephen Gallagher
Title: Chief Commercial Officer

By:	/s/ Megha Shah
Name: Megha Shah
Title: Vice President & Assistant Secretary